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                                                                  Exhibit 4.2(b)


                      NONQUALIFIED STOCK OPTION AGREEMENT
                      -----------------------------------


     This NONQUALIFIED STOCK OPTION AGREEMENT is made as of this ____ day of _________, 199__, between HOLLYWOOD PARK, INC., a Delaware corporation (the "COMPANY"), and _______________ ("OPTIONEE"). All capitalized terms not specifically defined herein shall have the meanings set forth in the Company's 1996 Stock Option Plan (the "PLAN").

                                R E C I T A L S
                                ---------------

     A. Pursuant to the Plan, the Compensation Committee of the Board of Directors (the "COMMITTEE") has determined that it is to the advantage and in the best interests of the Company and its stockholders to grant a nonqualified stock option to Optionee covering ______ shares of the Company's Common Stock in order to more closely align the Optionee's interests with those of other stockholders of the Company, and has approved the execution of this Nonqualified Stock Option Agreement between the Company and Optionee.

     B.   The option granted hereby is not intended to qualify as an "incentive
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stock option" under Section 422 of the Internal Revenue Code of 1986, as amended
(the "CODE").

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   Grant of Option.  The Company grants to Optionee the right and option
          ---------------
("OPTION") to purchase on the terms and conditions hereinafter set forth, all or any part of an aggregate of _____ shares of Common Stock at the purchase price of $____ per share. The Option shall be exercisable from time to time in accordance with the provisions of this Agreement during a period expiring on the tenth anniversary of the date of this Agreement (the "EXPIRATION DATE") or earlier in accordance with Section 4 hereof.

     2.   Vesting.  No portion of this Option shall vest prior to the dates
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indicated below.  Subject to Section 4 hereof, on or after the date of grant and the following anniversary dates of this agreement this Option may be exercised up to the indicated percentage of shares covered by this Option:


                               Percentage     Cumulative
                               Initially      Percentage
           Date                Exercisable    Exercisable
           ----                ------------   ------------
      Date of Grant                 33.33%         33.33%
      First Anniversary             33.33%         66.67%
      Second Anniversary            33.33%         100%


Subject to earlier termination under Section 4 hereof, at any time after the second anniversary date of this Agreement, but no later than the Expiration Date, Optionee may purchase all or any part of the shares subject to this Option which Optionee theretofore failed to purchase. In each case the number of shares which may be purchased shall be calculated to the nearest full share.

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     3.  Manner of Exercise.  Each exercise of this Option shall be by means of
         ------------------
a written notice of exercise delivered to the Company, specifying the number of shares to be purchased and accompanied by payment to the Company of the full purchase price of the shares to be purchased solely in cash or by check payable to the order of the Company.

          This Option may be exercised (i) during the lifetime of Optionee only by Optionee; (ii) to the extent permitted by the Committee or by the terms of this Agreement, Optionee's spouse if such spouse obtained the Option pursuant to a qualified domestic relations order as defined by the Code or Title I of ERISA, or the rules thereunder ("QUALIFIED DOMESTIC RELATIONS ORDER"); and (iii) after Optionee's death by his or her transferees by will or the laws of descent or distribution.

     4.   Termination of Board Membership.  Any portion of this grant which has
          -------------------------------
not vested shall lapse immediately if Optionee ceases to be a member of the Board of Directors of the Company, and all rights and privileges contained herein shall become null and void and of no further force or effect. Any unexercised, but vested portion of this grant shall lapse 90 days after Optionee ceases to be a member of the Board of Directors of the Company, and all rights and privileges contained herein shall become null and void and of no further force or effect.

     5.   Shares to be Issued in Compliance with Federal Securities and Other
          -------------------------------------------------------------------
Applicable Laws and Exchange Rules.  By accepting the Option, Optionee
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represents and agrees, for Optionee and his or her legal successors (by will or the laws of descent and distribution or through a Qualified Domestic Relations Order), that none of the shares purchased upon exercise of the option will be acquired with a view to any sale, transfer or distribution of said shares in violation of the Securities Act of 1933, as amended (the "SECURITIES ACT"), and the rules and regulations promulgated thereunder, any applicable state "blue sky" laws or any applicable foreign laws. If required by the Committee at the time the Option is exercised, Optionee or any other person entitled to exercise the Option shall furnish evidence satisfactory to the Company (including a written and signed representation) to such effect in form and substance satisfactory to the Company, including an indemnification of the Company in the event of any violation of the Securities Act, state blue sky laws or any applicable foreign laws by such person. The Company shall use its reasonable efforts to take all necessary and appropriate action to assure that the shares issuable upon the exercise of this Option shall be issued in full compliance with the Securities Act, state blue sky laws, applicable foreign laws and all applicable listing requirements of any principal securities exchange on which shares of the same class are listed.

     6.   Withholding of Taxes.  Upon the exercise of this Option, the Company
          --------------------
shall have the right to require Optionee or Optionee's legal successor to pay the Company the amount of any taxes which the Company may be required to withhold with respect to such shares.

     7.   No Assignment.  This Option and all other rights and privileges
          -------------
granted hereby shall not be transferred, either voluntarily or by operation of law otherwise than by will or the laws of descent and distribution or pursuant to a Qualified Domestic Relations Order. Upon any attempt to so transfer or otherwise dispose of this Option or any other right or privileges granted hereby contrary to the provisions hereof, this Option and all rights and privileges contained herein shall immediately become null and void and of no further force or effect.

     8.   Adjustment for Reorganizations, Stock Splits, etc.  If the outstanding
          --------------------------------------------------
shares of Common Stock of the Company (or any other class of shares or securities which shall have

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become issuable upon the exercise of this Option pursuant to this sentence) are increased or decreased or changed into or exchanged for a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares receivable upon the exercise of this Option, without change in the aggregate purchase price applicable to the unexercised portion of this Option, but with a corresponding adjustment in the price for each share or other unit of any security covered by this Option.

          Upon the dissolution or liquidation of the Company, or upon a reorganization, merger or consolidation of the Company with one or more corporations as a result of which the Company is not the surviving corporation, or upon a sale of substantially all the property or more than eighty percent (80%) of the then outstanding stock of the Company to another corporation, this Option shall terminate; provided, however, that notwithstanding the foregoing,
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the Committee shall provide in writing in connection with such transaction for the appropriate satisfaction of this Option by one or more of the following alternatives (separately or in combinations): (i) for the Option to become immediately exercisable notwithstanding the provisions of Sections 2 and 3;
(ii) for the assumption by the successor corporation of this Option or the substitution by such corporation therefor of a new option covering the stock of the successor corporation or its subsidiaries with appropriate adjustments as to the number and kind of shares and prices; (iii) for the continuance of the Plan by such successor corporation in which event the Plan and this Option shall continue in the manner and under the terms so provided; or (iv) for the payment in cash or stock in lieu of and in complete satisfaction of this Option.

          Adjustments under this Section 8 shall be made by the Committee, whose determination as to what adjustments shall be made, and the extent thereof, shall be final, binding and conclusive. No fractional shares of stock shall be issued under this Option on any such adjustment.

     9.   Participation by Optionee in Other Company Plans.  Nothing herein
          ------------------------------------------------
contained shall affect the right of Optionee to participate in and receive benefits under and in accordance with the then current provisions of any pension, insurance, profit sharing or other employee welfare plan or program of the Company or of any subsidiary of the Company.

     10.  No Rights as a Stockholder Until Issuance of Stock Certificate.
          --------------------------------------------------------------
Neither Optionee nor any other person legally entitled to exercise this Option shall be entitled to any of the rights or privileges of a stockholder of the Company in respect of any shares issuable upon any exercise of this Option unless and until a certificate or certificates representing such shares shall have been actually issued and delivered to Optionee. No shares shall be issued and delivered upon the exercise of any option unless and until there shall have been full compliance with all applicable requirements of the Securities Act (whether by registration or satisfaction of exemption conditions), all applicable listing requirements of any national securities exchange on which shares of the same class are then listed and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     11.  Not an Employment or Service Contract.  Nothing herein contained shall
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be construed as an agreement by the Company or any of its subsidiaries, express or implied, to employ Optionee or contract for Optionee's services, to restrict the Company's or such subsidiary's right to discharge Optionee or cease contracting for Optionee's services or to modify, extend or otherwise affect in any manner whatsoever, the terms of any employment

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agreement or contract for services which may exist between Optionee and the
Company or any of its subsidiaries.

     12.  Agreement Subject to Stock Option Plan.  The Option hereby granted is
          --------------------------------------
subject to, and the Company and Optionee agree to be bound by, all of the terms and conditions of the Plan, as the same shall be amended from time to time in accordance with the terms thereof, but no such amendment shall adversely affect Optionee's rights under this Option without the prior written consent of Optionee.

     13.  Execution.  The interpretation, performance and enforcement of this
          ---------
Agreement shall be governed by the internal substantive laws of the State of Delaware, without regard to the conflict of laws provisions of that or any other State.

                         HOLLYWOOD PARK, INC.



                         By:____________________________________
                         Its:____________________________________



                         OPTIONEE


                         _______________________________________
                         Name:

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